UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2003

E-Z-EM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation )

1-11479	11-1999504
(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York 11042 (Address of Principal Executive Offices, Including Zip Code)

(516) 333-8230 (Registrant's Telephone Number, Including Area Code)

ITEM 5.	OTHER EVENTS

On September 26, 2003, E-Z-EM, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company will hold an investor conference call on Friday, October 10, 2003 at 10:00 a.m. The Company also announced that it will release first quarter results on Thursday, October 9, 2003 following the market close. Interested parties should dial 973-582-2732 (meeting leader is Anthony Lombardo) to participate.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

Exhibit 99.1	Press Release dated September 26, 2003.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2003	E-Z-EM, INC. (Registrant)

By:	/s/ Anthony A. Lombardo

Anthony A. Lombardo
President and Chief Executive Officer